Exhibit 99.1

Press Contact:
Anna McGrath

W. P. Carey Inc.

212-492-1166

amcgrath@wpcarey.com

Individual Investors:

W. P. Carey Inc.

212-492-8920

ir@wpcarey.com

CPA®:18 – Global Announces Stockholder Approval of Merger with W. P. Carey Inc.

NEW YORK, July 27, 2022 – Corporate Property Associates 18 – Global Incorporated (CPA®:18 – Global) announced today that the proposed merger with W. P. Carey Inc. (NYSE: WPC), its advisor, was approved by its stockholders. The transaction is expected to close on August 1, 2022.

Corporate Property Associates 18 – Global Inc.

CPA® :18 – Global is a publicly registered non-traded real estate investment trust (REIT) with a diversified portfolio of commercial real estate properties leased to companies domestically and internationally in addition to self-storage and student housing assets.

www.cpa18global.com

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the anticipated timing of the closing of the merger. These statements are based on the current expectations of our management and are subject to change. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of CPA®:18 – Global. Discussions of some of these other important factors and assumptions are contained in CPA®:18 – Global 's filings with the Securities and Exchange Commission (the "SEC") and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in CPA®:18 – Global 's Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A. Risk Factors in CPA®:18 – Global 's Quarterly Report on Form 10-Q for the quarter ended March 31,2022. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, CPA®:18 – Global does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

###